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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-Q
                                 CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  OCTOBER 20, 1994



                           CONTROL DATA SYSTEMS, INC.
               (Exact name of Registrant as Specified in Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



          0-20252                                 41-1718075
   (Commission File Number)          (I.R.S. Employer Identification Number)



                          4201 Lexington Avenue North
                       Arden Hills, Minnesota 55126-6198
              (Address of principal executive offices) (Zip Code)



                                 (612) 482-2100
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS

     Control Data Systems, Inc. (the "Registrant" or the "Company") has announced results of its third quarter for fiscal 1994. The Company reported a third quarter net loss of $5.0 million, or $0.36 per share on revenues of $113.6 million. This compares to net earnings of $1.0 million, or $.07 per share, on revenues of $97.1 million for the third quarter of 1993. The Company also anticipates recording restructuring and asset revaluation charges of approximately $95 million that will be taken in the fourth quarter.

     The restructuring charges will include expenses for reducing the worldwide employee population by approximately 600 people and consolidating operations in selected locations. In addition, related charges will include the revaluation of intangible assets associated with several acquisitions and certain proprietary hardware assets. The cash portion of the restructuring charge will be about half of the total charge.

     ``
      The Company normally experiences revenue and profit weakness in its third quarter, primarily due to the seasonal slowdown of its European operations,''
             said Joe Killoran, chief financial officer of the Company. ``The primary factors for the third quarter net loss were the slowdown of our European operations, shortfalls in our Asian and North American markets, and margin erosion worldwide. While we did see continued growth in contracts with major international companies for our electronic messaging solutions, these factors have not offset the decline in our other sectors.''

     ``
      Our future direction is based on certain key technologies, particularly in electronic commerce and network reengineering, as well as our ability to fulfill large, geographically dispersed integration projects,'' said Jim Ousley, president and CEO of the Company. ``
                                                    We are focusing our
resource base to align with this direction.

     ``
      We have had to make some difficult decisions in order to transition our business,''
               said Ousley. ``We believe these actions will allow us to more rapidly complete our transition from a proprietary computer manufacturer into a systems integration company focused in the rapidly expanding electronic commerce marketplace.''
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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)


                           Control Data Systems, Inc.


                                Three Months Ended       Nine Months Ended
                              October 1,  October 2,   October 1,  October 2,
                                 1994        1993         1994        1993

Total Revenues               $  113,646  $   97,091  $  390,550   $  314,737

Total Cost of Revenues           83,429      60,246     281,158      192,943

Gross Profit                     30,217      36,845     109,392      121,794

Operating Expenses:
 Selling, General and
  Administrative                 32,985      33,604     102,901      101,544
 Technical                        3,190       4,632      10,420       19,347
   Total Operating
    Expenses                     36,175      38,236     113,321      120,891

   Earnings (Loss) from
    Operations                   (5,958)     (1,391)     (3,929)         903

Other Income (Expenses):
 Interest Expense                  (316)       (507)       (979)      (1,640)
 Interest Income                  1,058       1,404       3,351        4,793
 Other Income (Expenses), Net       790          78         104        3,662

   Total Other Income, Net        1,532         975       2,476        6,815

   Earnings (Loss) Before
    Income Taxes                 (4,426)       (416)     (1,453)       7,718

Provision for
 Income Taxes                       549      (1,398)      1,480        1,081

   Net Earnings (Loss)       $   (4,975) $      982  $   (2,933)  $    6,637

Net Earnings (Loss)
 per Common Share and
 Common Share
 Equivalents                 $    (0.36) $     0.07  $    (0.21)  $     0.49

Weighted Average
 Common Shares
 Outstanding (in thousands)      13,780      14,250      13,734       13,616

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)


                           Control Data Systems, Inc.


                                                  October 1,    January 1,
                                                     1994          1994

  ASSETS

  Current Assets:
    Cash and Short-Term Investments              $   76,650    $   81,635
    Trade and Other Receivables                     113,392       125,470
    Inventories                                      47,894        56,222
    Prepaid Expenses and Other Current Assets         7,904         7,898

      Total Current Assets                          245,840       271,225

  Property and Equipment, Net                        28,250        28,058
  Leased and Data Center Equipment, Net               2,564         4,779
  Other Noncurrent Assets                            54,469        48,861

      Total Assets                               $  331,123    $  352,923

  LIABILITIES AND STOCKHOLDERS' EQUITY

  Current Liabilities:
    Short-Term Debt                              $    8,415    $    1,891
    Restructure Reserves, Current Portion            10,968        21,722
    Other Accrued Expenses                           95,865       113,744

      Total Current Liabilities                     115,248       137,357

  Deferred Income Taxes                               1,118         1,123
  Restructure Reserves, less Current Portion          5,501        10,554
  Pension Liabilites                                 29,706        27,870
  Other Noncurrent Liabilities                        5,361           843

      Total Liabilities                             156,934       177,747

  Stockholders' Equity                              174,189       175,176

      Total Liabilities and Stockholders' Equity $  331,123    $  352,923

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)


                           Control Data Systems, Inc.


                                                     Nine Months
                                                        Ended
                                                     October 1,  October 2,
                                                        1994        1993

Cash Flows from Operating Activities:
  Net earnings                                      $  (2,933)  $    6,637
  Adjustments to reconcile net earnings to net
    cash used in operating activities:
      Depreciation                                     11,251       12,558
      Amortization                                      3,437        1,195
      Restructure reserves utilized                   (16,276)     (18,864)
      Net change in working capital items               3,967      (15,693)
      Other                                               511         (799)

       Net cash used in operating activities              (43)     (14,966)

Cash Flows from Investing Activities:
  Expended for property and equipment                  (6,725)      (8,859)
  Investment in affiliates                               (518)         (80)
  Proceeds from sales of property and equipment           795        1,631
  Proceeds from sale of Silicon Graphics, Inc.
    common stock                                            -        3,244
  Acquisitions of businesses, net of cash provided     (3,844)     (10,687)
  Change in short-term investments                      1,679       43,852

       Net cash (used in) provided by investing
         activities                                    (8,613)      29,101

Cash Flows from Financing Activities:
  Borrowings under short-term financing
    arrangements, net                                   3,732       (1,342)
  Repayment of long-term obligations                        -       (7,125)
  Proceeds from issuance of common stock,
    net of issuance costs                               1,296        1,836
  Proceeds from issuance of a nonrefundable
    equity option                                           -        2,813

       Net cash provided by (used in) financing
         activities                                     5,028       (3,818)

Effect of Exchange Rate Changes on Cash                   322         (674)

     Net change in cash and cash equivalents           (3,306)       9,643
     Cash and cash equivalents, beginning of period    19,164        5,142

     Cash and cash equivalents, end of period          15,858       14,785
     Short-term investments                            60,792       85,429

Cash and Short-Term Investments, End of Period      $  76,650   $  100,214

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                                   SIGNATURE


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              _____
                                   ______________________________
                                       CONTROL DATA SYSTEMS, INC._____


                                                Registrant

   Date:  October 20, 1994    _____
                                   ___________________
                                   /s/ James E. Ousley_
                                                       _____
                                                            _____
                                                                 _____


                                       James E. Ousley
                               President and Chief Executive Officer
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